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                                                                     EXHIBIT 8.1






                                July 23, 1996


Post Apartment Homes, L.P.
Post Properties, Inc.
3350 Cumberland Circle, N.W.
Suite 2200
Atlanta, Georgia 30339

Gentlemen:

         We have acted as counsel to Post Properties, Inc. (the "Company") in connection with that certain Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 10, 1996, as amended (the "Registration Statement"). In connection therewith, you have requested our opinion with respect to (i) the qualification of the Company as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the status of the Operating Partnership and each of the apartment community partnerships in which the Operating Partnership has, at any time through the date hereof, held an interest (the "Subsidiary Partnerships") as partnerships for Federal income tax purposes, and (iii) the discussion included in the Registration Statement under the heading "Federal Income Tax Considerations."

         We understand that our opinion will be attached as an Appendix to the Registration Statement and will be referred to under the caption "Federal Income Tax Considerations" in the Prospectus that is part of the Registration Statement, and we hereby consent to such use of our opinion. All capitalized terms used herein without definition shall have the same meaning as in the Registration Statement.

                       FACTS AND ASSUMPTIONS RELIED UPON

         In rendering the opinions expressed herein, we have examined such documents as we have deemed appropriate, including (but not limited to) the analyses of qualifying income prepared by the Company with the assistance of Price Waterhouse LLP, the Company's accountants. In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true and correct, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms. We have also obtained such additional information and representations as we have deemed relevant

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July 23, 1996
Page 2

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and necessary through consultation with officers of the Company and with Price
Waterhouse LLP.

                                    OPINIONS

         Based upon and subject to the foregoing, we are of the following opinions:

         (1) The Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT for its taxable years ending December 31, 1993, 1994 and 1995, and its current organization and method of operation should enable it to continue to meet the requirements for qualification and taxation as a REIT.

         (2) The Operating Partnership and each of the Subsidiary Partnerships are properly classified as partnerships, and not as corporations or as associations taxable as corporations, for Federal income tax purposes throughout the period from July 22, 1993 through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

         (3) The discussion contained in that portion of the Registration Statement under the caption "Federal Income Tax Considerations" fairly summarizes the Federal income tax considerations that are likely to be material to a holder of Securities. Counsel expects to supplement its opinion as to the material federal income tax considerations applicable to a holder of the specific Securities being offered (taking into account the specific terms of such Securities as may be set forth in the applicable Prospectus Supplement) at the time such Prospectus Supplement is filed with the Securities and Exchange Commission.

         The opinion expressed herein is based upon the Code, the U.S. Treasury Regulations promulgated thereunder, current administrative positions of the U.S. Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely effect the opinion rendered herein and the tax consequences to the Company and the investors in the Securities. In addition, as noted above, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate. We are not, however, aware of any facts or circumstances contrary to or inconsistent with the information, assumptions, and representations upon which we have relied for purposes of this opinion.

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July 23, 1996
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         Finally, our opinion is limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of an investment in the Securities.

                                        Very truly yours,


                                        King & Spalding